UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 17, 2015

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MPLX LP
(Exact name of registrant as specified in its charter)

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Delaware	001-35714	45-5010536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
First Amendment to Storage Services Agreement
On September 17, 2015, Marathon Pipe Line LLC (“MPL”) entered into an amendment (the “First Amendment”) to its existing Patoka, Illinois tank farm Storage Services Agreement with Marathon Petroleum Company LP (“MPC LP”) dated September 24, 2012 (the “Storage Services Agreement”). Under the Storage Services Agreement, MPC LP pays a monthly fee to store crude oil at MPL’s Patoka, Illinois tank farm. MPC LP’s fees under the Storage Services Agreement are for the use of the available shell capacity of MPL’s Patoka, Illinois tank farm, regardless of whether MPC LP fully utilizes all of its contractual capacity. The First Amendment provides for an increase in available shell capacity at the Patoka, Illinois tank farm from 1,386,000 barrels to 2,626,000 barrels due to the addition of four new tanks at the facility.
The foregoing description is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
MPLX LP (“MPLX”) indirectly owns 99.5% of the ownership interests of MPL. MPC LP is an indirect wholly-owned subsidiary of Marathon Petroleum Corporation (“MPC”). As MPLX’s general partner, MPLX GP LLC (“MPLX GP”) manages MPLX’s operations and activities through MPLX GP’s officers and directors. MPLX GP is an indirect wholly-owned subsidiary of MPC. As a result, certain individuals serve as officers and directors of both MPLX GP and MPC. In addition, as of the date hereof, MPC holds, indirectly through its subsidiaries, 56,932,134 common units representing limited partner interests of MPLX, representing a 70.9% limited partner interest in MPLX.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Storage Services Agreement, dated as of September 17, 2015, by and between Marathon Petroleum Company LP and Marathon Pipe Line LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: September 23, 2015	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

10.1	First Amendment to Storage Services Agreement, dated as of September 17, 2015, by and between Marathon Petroleum Company LP and Marathon Pipe Line LLC.